Exhibit 10.19

ZOE’S KITCHEN, INC.

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of [              ], 2014, is made by and among Zoe’s Kitchen, Inc., a Delaware corporation (the “Company”), Brentwood Associates Private Equity IV, L.P., a Delaware limited partnership (“Brentwood”), Jem-ZK, LLC (“Jem-ZK”), Tyre Stuckey (“Stuckey”), John S. Fischer as trustee of the Cassimus Family Trust (“Cassimus Trust”), John M. Cassimus (“Cassimus”), Greg Dollarhyde (“Dollarhyde”), Dollarhyde Investment Group I, LLC (“DIG”), GE Capital Franchise Finance Corporation (“GE”), Jason Morgan (“Morgan”) and Kevin Miles (“Miles” and, collectively with Jem-ZK, Stuckey, Cassimus Trust, Cassimus, Dollarhyde, DIG, GE and Morgan, the “Restricted Stockholders”).  Brentwood and the Restricted Stockholders are collectively referred to herein as the “Stockholders” and individually as a “Stockholder.”  Except as otherwise provided herein, capitalized terms used herein are defined in Section 4(a) hereof.

WHEREAS, the Stockholders and Zoe’s Investors, LLC (“Parent”), a Delaware limited liability company and the parent company of the Company, are party to a Limited Liability Company Agreement, dated as of October 31, 2007 (as amended from time to time, the “LLC Agreement”).

WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission in connection with an initial public offering of its Common Stock (the “IPO”).

WHEREAS, concurrent with the pricing of the IPO, (i) the Company will undergo a stock split of its Common Stock and (ii) Parent will distribute to its unitholders all of the shares of Common Stock owned by Parent (the “Distribution”).

WHEREAS, following the Distribution and the consummation of the IPO, Parent will liquidate pursuant to the terms of the LLC Agreement, and the LLC Agreement will, accordingly, terminate.

WHEREAS, the Company and the Stockholders are entering into this Agreement to, among other things, continue certain of the covenants, obligations and agreements currently set forth in the LLC Agreement following the IPO.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.                                      Representations and Warranties.  Each Stockholder represents and warrants that (a) such Stockholder is the owner of the number of Class A Units, Class B Units and Class C Units of Parent set forth opposite such Stockholder’s name on the Stockholders Schedule attached hereto, (b) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (c) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with, or violates any provision of this Agreement.

2.                                      Restrictions on Transfer of Common Stock.

(a)                                 General Restrictions on Transfer.  Except as otherwise expressly provided in this Section 2, a Restricted Stockholder may Transfer Common Stock only at such time as Brentwood is also selling Common Stock in a Sale Transaction and then only up to a number of shares of Common Stock (a “Transfer Amount”) equal to the product of (1) the aggregate number of Restricted Shares held by such Restricted Stockholder immediately prior to such Sale Transaction (excluding for this purpose shares of Common Stock that are already transferable by such Restricted Stockholder as a result of one or more Transfer Amounts available to such Restricted Stockholder as a result of the application of the next occurring proviso below) multiplied by (2) a fraction, the numerator of which is the aggregate number of shares of Common Stock being sold by Brentwood in such Sale Transaction and the denominator of which is the total number of shares of Common Stock held by Brentwood immediately prior to such Sale Transaction; provided that, if at the time of any Sale Transaction by Brentwood, a Restricted Stockholder chooses not to Transfer any Transfer Amount or is otherwise restricted from Transferring or not permitted to Transfer all or any portion of any Transfer Amount at such time, such Restricted Stockholder shall retain the right to Transfer an aggregate number of shares of Common Stock in connection with a future Sale Transaction by Brentwood (in addition to any rights to Transfer Common Stock in accordance with this Section 2 in connection with such future Sale Transaction by Brentwood) equal to such prior Transfer Amount(s) not sold by such Restricted Stockholder.  Upon the written request from time to time of any Restricted Stockholder, the Company shall inform such Restricted Stockholder of the number of shares of Common Stock that such Restricted Stockholder may transfer in reliance on this Section 2 subject to the terms and conditions hereof.  In the event of a conflict between the provisions of this Section 2(a) and the cutback provisions contained in the Registration Rights Agreement, the provisions of this Section 2(a) shall control and Brentwood agrees that the cutbacks requested by the underwriters in a registered offering under the Registration Rights Agreement may be made on a non-pro rata basis as between the Restricted Stockholders and Brentwood to accommodate such Transfer Amount(s).

(b)                                 Intentionally Omitted.

(c)                                  Notification of Planned Sale Transactions.  In the event that Brentwood sells Common Stock in a Sale Transaction, then, unless the Registration Rights Agreement provides for different procedures applicable to such particular Sale Transaction (in which case, such procedures set forth in the Registration Rights Agreement shall control), Brentwood will notify the Company in writing as promptly as practicable following such Sale Transaction, and the Company will, within 3 days after receiving such notice from Brentwood, notify each Restricted Stockholder in writing of the Sale Transaction, which written notice shall set forth (i) such Restricted Stockholder’s Transfer Amount as a result of such Sale Transaction and (ii) the number of shares of Common Stock, if any, that are already transferable by such Restricted

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Stockholder as a result of one or more Transfer Amounts available to such Restricted Stockholder as a result of the application of the proviso in the first sentence of Section 2(a)).  The Restricted Stockholder shall be permitted to Transfer Common Stock pursuant to this Section 2 for a period of 30 days commencing on the date of the Sale Transaction by Brentwood; provided that, in the event a Restricted Stockholder is unable to Transfer Common Stock at the time of such Sale Transaction as a result of a lock-up or similar agreement to which such Restricted Stockholder is a party or as a result of the Company’s insider trading policies, the Restricted Stockholder will be permitted to Transfer Common Stock pursuant to and in accordance with this Section 2 for a period of 15 days following the expiration of such lock-up or similar agreement and/or the lifting of any restrictions on Transfer as a result of the Company’s insider trading policies (provided that if such 15th day falls on a weekend or bank holiday, the time period will expire at the close of business on the next business day thereafter).

(d)                                 Permitted Transfers.  The restrictions on transfer set forth in Section 2(a) shall not apply (i) in connection with a Transfer of Common Stock by a Restricted Stockholder who is a natural person, (x) to each Immediate Family Member of such Restricted Stockholder and (y) to any trust that is and at all times remains solely for the benefit of the Restricted Stockholder and/or one or more Immediate Family Members of such Restricted Stockholder, (ii) in connection with a Transfer of Common Stock by a Restricted Stockholder which is an entity, to any of such Restricted Stockholder’s wholly owned Subsidiaries, parent companies that wholly own such Restricted Stockholder and equityholders of such Restricted Stockholder in accordance with such Restricted Stockholder’s governing documents, and (iii) if the Board in its sole discretion consents to such Transfer; provided that the restrictions contained in this Agreement will continue to be applicable to such Common Stock after any Transfer pursuant to this Section 2(d).  At least 15 days prior to the Transfer of Common Stock pursuant to this Section 2(d) (other than in the case of Transfers pursuant clauses (i) or (ii) above, in which case as promptly as practical following such Transfer), the transferee(s) will deliver a written notice to the Company, which notice shall disclose in reasonable detail the identity of such transferee(s).  Notwithstanding the foregoing, no Restricted Stockholder hereto shall avoid the provisions of Section 2(a) by (A) making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee or (B) Transferring the securities of any entity holding (directly or indirectly) Common Stock.

(e)                                  Applicability of Restrictions on Transfer.  The restrictions on Transfer set forth in this Section 2 shall begin on the date of the Distribution and continue until the earlier of (i) such time as Brentwood no longer holds any shares of Common Stock or (ii) the eighteen (18) month anniversary of the closing of the IPO; provided that, notwithstanding anything in this Agreement to the contrary, the restrictions on transfer set forth in this Section 2 shall not apply to any shares of Common Stock acquired or received by a Restricted Stockholder after the closing of the IPO and not included in the Distribution.

3.                                      Effectiveness.  This Agreement is being executed on the date hereof and shall automatically become effective upon, but only upon, the consummation of the Distribution.  Notwithstanding the foregoing, if the Distribution occurs but the IPO subsequently does not close within three business days following such Distribution, this Agreement shall be void and of

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no further force or effect.  If the Distribution is not consummated prior to December 31, 2014, then this Agreement shall be void and of no further force or effect.

4.                                      Definitions.

(a)                                 The following terms, as used in this Agreement, have the following meanings:

“Affiliate” means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Brentwood Equity” means (i) the Common Stock included in the Distribution held by Brentwood pursuant to this Agreement and (ii) any securities issued directly or indirectly with respect to the foregoing securities by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization.  As to any particular securities constituting Brentwood Equity, such securities shall cease to be Brentwood Equity when they have been (a) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force), (b) repurchased by the Company, or (c) transferred to a Person other than a Permitted Transferee.

“Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

“Immediate Family Member” means, with respect to any Stockholder who is an individual, each parent, brother, sister, spouse, child (including those adopted), niece, nephew or other lineal descendant of such individual and each custodian or guardian of any property of one or more of such Persons in the capacity as such custodian or guardian.

“Permitted Transferees” means (i) in the case of a Restricted Stockholder, a transferee of Common Stock permitted in accordance with Section 2(d) herein, and (ii) in the case of Brentwood, any Affiliate thereof.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” means any sale of Common Stock (i) to the public pursuant to an offering registered under the Securities Act, and (ii) to the public pursuant to Rule 144 under the Securities Act (or any similar rule then in effect) effected through a broker, dealer or market maker.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 31, 2007, by and among the Company, the Stockholders and certain other parties signatory thereto, as amended from time to time.

“Restricted Shares” means a number of shares of Common Stock equal to the shares of Common Stock received by a Restricted Stockholder in connection with the Distribution.

“Sale Transaction” means a Public Sale or in any other transaction in which Brentwood Transfers shares of Common Stock to a party other than a Permitted Transferee.

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“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Transfer” means to sell, transfer, assign, pledge or otherwise, directly or indirectly, dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

(b)                                 Whenever this Agreement requires a calculation of shares of Common Stock held by Brentwood, such calculation shall aggregate the number of shares of Common Stock held by Brentwood and its Permitted Transferees.

5.                                      Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Common Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Common Stock as the owner of such Common Stock for any purpose.

6.                                      Confidentiality.  Each Stockholder recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company and its subsidiaries, including confidential information of the Company and its subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by the Company or its subsidiaries (the “Confidential Information”).  Except as otherwise agreed to by the Board, each Stockholder agrees that it will not, and shall cause each of its directors, officers, unitholders, partners, employees, agents and members not to, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, take commercial or proprietary advantage of or profit from any Confidential Information or disclose Confidential Information to any Person for any reason or purpose whatsoever, except (i) to authorized directors, officers, representatives, agents and employees of the Company or its subsidiaries and as otherwise may be proper in the course of performing such Stockholder’s obligations, or enforcing such Stockholder’s rights, under this Agreement and the agreements expressly contemplated hereby; (ii) as part of such Stockholder’s normal reporting, rating or review procedure (including normal credit rating or pricing process), or in connection with such Stockholder’s or such Stockholder’s Affiliates’ normal fund raising, marketing, informational or reporting activities, or to such Stockholder’s (or any of its Affiliates’) Affiliates, auditors, attorneys or other agents; (iii) to any bona fide prospective purchaser of the equity or assets of such Stockholder or its Affiliates or the Common Stock held by such Stockholder, or prospective merger partner of such Stockholder or its Affiliates, provided that such prospective purchaser or merger partner agrees to be bound by the provisions of this Section 6; or (iv) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation, provided that, to the extent permitted by law, the Stockholder required to make such disclosure shall provide to the Board prompt notice of such disclosure.  For purposes of this Section 6, “Confidential Information” shall not include any information of which (x) such Person learns from a source other than the Company or its subsidiaries who is not known by such Person to be bound by a confidentiality obligation, or (y) is disclosed in a prospectus or other documents for dissemination to the public.  Nothing in this Section 6 shall in any way limit or otherwise modify the any confidentiality or non-competition agreements or any other agreement entered into by any holder of Common Stock with the Company or its subsidiaries.

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7.                                      Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.                                      Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including the LLC Agreement, which will terminate following and conditioned upon the Distribution, closing of the IPO and subsequent liquidation of Parent.  For the avoidance of doubt, this Agreement shall not supersede or preempt any obligations of any Stockholder under any “lock up” agreement executed by any Stockholder in connection with any registered offering of Common Stock from time to time during the term of this Agreement.

9.                                      Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

10.                               Remedies.  The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties hereto agree and acknowledge that money damages alone would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement either as an exclusive remedy or in combination with claims for monetary damages.

11.                               Notices.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, given by facsimile to the facsimile number set forth below, given by electronic mail to the electronic mail address set forth below, or mailed first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company and Brentwood at the addresses, facsimile numbers and electronic mail addresses set forth below and to any Restricted Stockholder at the address for such individual in the Company’s personnel files and to any subsequent holder of Common Stock subject to this Agreement at such electronic mail address, facsimile number or address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Notices shall be deemed to have been given hereunder when delivered personally, when confirmation of facsimile or electronic mail has been received by the sender, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.  The Company’s address is:

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Zoe’s Kitchen, Inc.

5700 Granite Parkway

Granite Park Building #2 Suite 455

Plano, Texas 70524

Facsimile:  (214) 872-1183

Attention:  Jason Morgan

Email: jasonmorgan@zoeskitchen.com

with copies (which shall not constitute notice) to:

Brentwood Associates
11150 Santa Monica Boulevard, Suite 1200
Los Angeles, California 90025
Facsimile:  (310) 477-1011

Attention:                                         Anthony Choe

Rahul Aggarwal

Email:            achoe@brentwood.com

raggarwal@brentwood.com

Kirkland & Ellis LLP
333 South Hope Street
Los Angeles, California 90071
Facsimile: (213) 680-8500
Attention:              Damon R. Fisher
Email:                                 damon.fisher@kirkland.com

12.                               Governing Law.  All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13.                               Waiver of Jury Trial.  As a specifically bargained for inducement for each of the parties hereto to enter into this Agreement (after having the opportunity to consult with counsel), each party hereto expressly waives the right to trial by jury in any lawsuit or proceeding relating to or arising in any way from this Agreement or the matters contemplated hereby.

14.                               No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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15.                               Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

16.                               Amendment.  This Agreement may be amended, modified, or waived with the written consent of a majority of the Brentwood Equity; provided that if any such amendment, modification, or waiver would adversely and disproportionately affect in any material respect the rights, preferences or privileges of any Common Stock subject to this Agreement (without regard to any effect on the individual circumstances of the holder of such Common Stock) as compared with the effect of such amendment, modification or waiver on the rights, preferences or privileges of the Brentwood Equity, such amendment, modification, or waiver shall also require the written consent of the holders of a majority of the Common Stock subject to this Agreement so adversely and disproportionately affected.  In connection with any amendment, modification or waiver, or other approval hereunder, Brentwood will have no obligation to provide any information to any Person unless the consent of such Person is required to be obtained in order to effectuate such amendment, modification or waiver; and provided that Brentwood shall be required to inform the Restricted Stockholders of the substance and occurrence of any amendment.

*      *      *      *

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first written above.

ZOE’S KITCHEN, INC.

By:
Name:
Title:

Signature Page to Stockholders Agreement

BRENTWOOD ASSOCIATES PRIVATE EQUITY IV, L.P.

By:	Brentwood Private Equity IV, L.P.
Its:	General Partner

By:	Brentwood Private Equity IV, LLC
Its:	General Partner

By:
	Name:	Anthony Choe
	Title:	Managing Member

Signature Page to Stockholders Agreement

JEM-ZK, LLC

By:
Name:
Title:

Signature Page to Stockholders Agreement

Tyre Stuckey

Signature Page to Stockholders Agreement

John S. Fischer, as Trustee of the Cassimus Family Trust

Signature Page to Stockholders Agreement

John M. Cassimus

Signature Page to Stockholders Agreement

Greg Dollarhyde

Signature Page to Stockholders Agreement

DOLLARHYDE INVESTMENT GROUP I, LLC

By:
Name:
Title:

Signature Page to Stockholders Agreement

GE CAPITAL FRANCHISE FINANCE CORPORATION

By:
Name:
Title:

Signature Page to Stockholders Agreement

Jason Morgan

Signature Page to Stockholders Agreement

Kevin Miles

Signature Page to Stockholders Agreement

STOCKHOLDERS SCHEDULE

Name	Number of Class A Units	Number of Class B Units	Number of Class C Units	Total Units
Brentwood Associates Private Equity IV, L.P.	2,745,921.14	0	707,645.68	3,453,566.82
Jem-ZK, LLC	250,000.00	0	113,706.50	363,706.50
Tyre Stuckey	35,000.00	42,175.62	0	77,175.62
John S. Fischer as trustee of the Cassimus Family Trust	45,000.00	0	0	45,000.00
John M. Cassimus	255,000.00	0	0	255,000.00
Greg Dollarhyde	0	204,691.82	0	204,691.82
Dollarhyde Investment Group I, LLC	280,000.00	0	0	280,000.00
GE Capital Franchise Finance Corporation	100,000.00	0	21,235.47	121,235.47
Jason Morgan	0	95,801.64		95,801.64
Kevin Miles	0	170,000.00	6,061.78	176,061.78
Total	3,710,921.14	512,669.08	848,649.43	5,072,239.65